Exhibit 99.1

Press Release

TNS, Inc. to Acquire Cequint, Inc.

RESTON, Va. — September 8, 2010 — TNS, Inc. (NYSE: TNS) a leading provider of critical data communications services for the telecommunications, payments and financial services industries, has entered into a definitive agreement to acquire Cequint, Inc., a private Seattle-based leader in carrier-grade caller ID products and enhanced services with top US-based mobile operators.  The purchase price includes an initial payment of approximately $50 million, subject to normal working capital and other adjustments, consisting of approximately $46.7 million in cash and approximately $3.3 million in stock issued to certain Cequint executives, and a potential additional $62.5 million in cash for the achievement of future performance-based targets, for a potential total of $112.5 million.  The boards of directors of both companies have approved the acquisition.  The transaction, which is subject to the amendment of TNS’ senior credit facility, is expected to close early in the fourth quarter of 2010.  Following closing, TNS expects the transaction to add approximately $2 million in revenue in the remainder of 2010, to be slightly dilutive to 2010 adjusted earnings, and to become neutral to adjusted earnings within 12 months.

The future additional performance-based payments are tied to the achievement of four specified profit milestones not to extend past May 31, 2014.  Assuming the achievement of all future performance targets, the transaction’s total potential purchase price is expected to equate to roughly one-times Cequint’s revenue.

Henry H. Graham, Jr., TNS CEO, commented, “TNS’ acquisition of Cequint, the emerging leader in mobile enhanced Caller ID, is a natural extension of our Telecommunication Services Division’s capabilities.  Combining our carrier-grade network and our identity and verification platform with the adoption of Cequint’s technology by tier-one mobile operators and OEMs will provide a very powerful offering that will extend TNS’ operator partnerships and enhance our ability to help these customers generate additional revenue, a key objective for us.  We also add a highly experienced team of mobile industry veterans who possess impressive track records of application innovation and carrier-focused execution.  Finally, we gain very strong product pipelines and development capabilities that dovetail with our long-term product road map as the mobile applications market expands.”

Cequint delivers enhanced Caller ID services to mobile subscribers by working directly with leading handset manufacturers to pre-integrate a Cequint application for distribution by mobile operators in a revenue-share model.  Cequint enjoys relationships with tier-one US mobile operators who are working to enhance voice revenue by delivering additional value-added services to their subscribers.  Cequint’s mobile operator distribution has resulted in millions of enabled handsets distributed with the company’s initial product, City ID™, which displays the city and state of incoming numbers to help identify unknown callers.  Cequint is currently in the process of integrating its second generation enhanced Caller ID service with mobile operators and device manufacturers which includes delivery of caller name and additional innovative features designed to enhance the customer’s calling experience.

Rick Hennessey, CEO of Cequint, commented, “Since Cequint was founded in 2004, we have quietly worked to establish a caller ID market in mobile with an offering designed to put mobile users in control of their personal communications.  Today, top OEMs are embedding the Cequint application at the request of our carrier partners who collectively cover over 230 million US subscribers.  By joining together with TNS, the combination of best-in-class database and network services together with our operator and OEM position will accelerate our opportunities and improve the offering to our carrier customers, many of which are also customers of TNS.”

To finance the acquisition, TNS is exercising the accordion feature in its senior secured credit facility to raise an incremental $50 million term loan facility, which will be fully funded, and an incremental $25 million in the borrowing capacity of its revolving credit facility, which will not be drawn at closing.  TNS is also seeking to amend certain covenants in its senior secured credit facility to allow for this acquisition and to increase the amount of share repurchase permitted under the credit agreement over the next 18 months in connection with the share repurchase program announced separately today.  If available, the revolving credit facility may be used to make share repurchases in accordance with the terms of the credit agreement.

About Cequint

Founded in 2004 by executives that helped pioneer call screening technologies, Seattle-based Cequint is a leading provider of mobile Caller ID products and enhanced services. With millions of handsets released to date, Cequint works with leading OEMs to integrate their patented Caller ID solutions for distribution through top mobile operators. For more information on the company, its products or technology, please visit www.cequint.com.

About TNS

Transaction Network Services (TNS) is an international data communications company that enables payments, money and voices, to move around the world.

TNS’ mission is to enable the world to transact. It does this through a broad range of networking, communications and value added services, which it provides to many of the world’s leading retailers, banks/processors, telecommunications companies and financial markets.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. Today, TNS has offices throughout the world serving customers in 28 countries with the ability to provide services in other countries.

For further information about TNS, visit www.tnsi.com

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the company’s ability to grow its business domestically and internationally due to longer than expected sales cycles, customer delays in migration, acquiring new customers or developing new service offerings;; the company’s ability to identify, execute or effectively integrate acquisitions, including the acquisitions of CSG and Cequint; the company’s ability to adapt to changing technology; the Company’s ability to obtain increased borrowings and amendments to the terms of its senior secured credit facility and its ability to borrow funds in amounts sufficient to enable it to service its debt, and meet its working capital and capital expenditure requirements; and other risk factors described in the company’s annual report on Form 10-K filed with the SEC on March 16, 2010.  In addition, the statements in this press release are made as of September 8, 2010.  The company expects that subsequent events or developments will cause its views to change.

CONTACT:	TNS, Inc. Investor Relations	Lippert/Heilshorn & Associates
	703-814-8209	Jody Burfening/Carolyn Capaccio
	investorrelations@tnsi.com	212-838-3777

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